Exhibit 10.1

GUARANTOR CONSENT AND REAFFIRMATION

August 8, 2012

Reference is made to Restatement Agreement, dated as of August 8, 2012 to the Credit Agreement dated as of May 3, 2012, among Borrower, the Lenders, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC., COBANK, ACB and COÖPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH, as co-syndication agents (in such capacity, “Co-Syndication Agents”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC, COÖPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH and COBANK, ACB, as Joint Lead Arrangers and Joint Bookrunning Managers, COÖPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH and COBANK, ACB, as Joint Lead Arrangers and Joint Bookrunning Managers for the Term A-1 Loans, BANK OF AMERICA, N.A., as swingline lender (in such capacity, “Swingline Lender”), as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Original Credit Agreement”). Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Restatement Agreement.

Each Guarantor hereby consents to the execution, delivery and performance of the Restatement Agreement and agrees that each reference to the Original Credit Agreement in the Loan Documents shall, on and after the Restatement Effective Date, be deemed to be a reference to the Amended and Restated Credit Agreement.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Restatement Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Restatement Agreement, are reaffirmed, and remain in full force and effect.

After giving effect to the Restatement Agreement, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended and Restated Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Restatement Agreement), in each case, on and subject to the terms and conditions set forth in the Amended and Restated Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

ALCOFI INC.
CONSTELLATION BRANDS SMO, LLC
CONSTELLATION BRANDS U.S. OPERATIONS, INC.
CONSTELLATION LEASING, LLC
CONSTELLATION TRADING COMPANY, INC.
FRANCISCAN VINEYARDS, INC.
ROBERT MONDAVI INVESTMENTS
THE HOGUE CELLARS, LTD.

By:	/s/ David E. Klein
Name: David E. Klein
Title: Vice President and Assistant Treasurer

CONSTELLATION BEERS LTD.
CONSTELLATION SERVICES LLC

By:	/s/ David E. Klein
Name: David E. Klein
Title: Vice President and Treasurer